Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER,

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002*

Pursuant to the requirement set forth in Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, Joseph Hooker, Interim President and Chief Executive Officer of NeuroBo Pharmaceuticals, Inc. (the “Company”) hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023, to which this certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

/s/ JOSEPH HOOKER
Interim President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)
Dated: August 9, 2023

*     This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of NeuroBo Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Exchange Act made before or after the date of the report, irrespective of any general incorporation language contained in such filing.